Exhibit 10(b)

Independent Auditors' Consent

The Contract Owners Kansas City Life Variable Annuity Separate Account
         and
The Board of Directors Kansas City Life Insurance Company

We consent to the reference to our firm under the heading "Experts" and to the use of our report dated January 25, 2002 with respect to the consolidated financial statements of Kansas City Life Insurance Company and to the use of our report dated April 6, 2002, with respect to the financial statements of Kansas City Life Variable Annuity Separate Account included in the Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Exchange Act of 1933 (File No. 333-98805) on Form N-4 and Amendment No. 14 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-8994) and the related Statement of Additional Information accompanying the Prospectus of Individual Flexible Premium Deferred Variable Annuity Contracts.

/s/KPMG LLP
KPMG LLP

Omaha, Nebraska
November 18, 2002